Exhibit 99.24(b)(5)(a)

Variable Annuity
Application

Southern Farm Bureau Life Insurance Company

Form AV400 (4/08)

INSTRUCTIONS TO THE AGENT

Please print using dark ink.  Since the application is to be photocopied, black ink works best.  Do NOT use a typewriter.

Be sure to complete all questions.

Proposed Annuitant.  The Annuitant is that person on whose life the annuity payment is based and who will receive annuity payments.

The Annuitant’s social security number is the only one required for custodial and guardianship situations.

Owner:  If this section is not completed, the Annuitant shall be the Owner. An Owner who is different than the Annuitant is allowed only in the case of a minor where a custodial Owner or guardianship arrangement is required or trust ownership is necessary.

For qualified TSA, SEPP, Roth IRA, regular IRA, and SIMPLE plans, the Owner must be the Annuitant.  Joint Annuitants are not allowed on qualified policies.

If the Beneficiary is other than the Owner and the Annuitant dies, the death benefit payable to the Beneficiary will be treated as a gift from the Owner to the Beneficiary for tax purposes.

If the contract is owned by a trust, the trust should also be named as the Beneficiary.  The only option available to a trust Beneficiary is the 5-year lump sum option.

If the ownership on the policy is changed before the annuity date to other than a spouse or revocable trust, immediate taxation may occur.

If the Annuitant is a minor and there is a custodial arrangement under the Uniform Transfers (Gifts) to Minors Act, the Owner section should be completed as follows: “(John Doe) as Custodian for (Baby Doe) in accordance with the (Mississippi) Uniform Transfers (Gifts) to Minors Act.”

Joint Annuitants:  The primary Annuitant is the older Annuitant. Joint Annuitants are not allowed on qualified policies.  In most cases, naming the husband and wife as Annuitant and Joint Annuitant, with the children or trust as Beneficiary, will cover the purchaser’s intent when funds are owned jointly by husband and wife.  The policy will be owned jointly by husband and wife.  The policy will be owned jointly while both are living and will be owned by the surviving spouse after the death of the first Annuitant, and will be payable to the Beneficiary at the second Annuitant’s death.

Beneficiary:  The Beneficiary is that person who is to receive any proceeds of the contract on the death of the Annuitant.  The Beneficiary and the Annuitant cannot be the same person.

Replacement:  If any insurance or annuity is being replaced, be sure to comply with the replacement regulations in your state.  If a non-qualified policy is being replaced under Section 1035, this should be indicated in the Special Requests section.

Plan Applied For:  Be sure to clearly indicate the plan applied for. This question must be completed on all applications. Fill in the Initial Premium and Future Planned Premium and Mode of Premium Payment. If no premium is submitted with the application, enter “0”.

If the Owner anticipates paying only a single premium, then enter this amount in the Initial Premium section and check the Single Mode of Premium Payment.

If the Retirement Age field is left blank, the Annuitant’s 70th birthday will be used. The Retirement Age is based on the Primary Annuitant’s age.

If the mode of premium payment is EFT/PAC, submit a voided check with the application.

Special Requests:  Use this section for any special requests regarding the annuity contract applied for.  If money on a qualified annuity is to be applied to the previous tax year, indicate this here.

Other Areas:  Complete the Registered Representative Report on all applications.

Complete the Preauthorized Draft Authority if the mode of premium payment is Monthly EFT.

Signatures:  Be sure to obtain all required signatures.  If the Annuitant is a minor and owns the contract under a guardianship arrangement, then there is only one signature required (Signature of Parent or Guardian if Proposed Annuitant is a minor).  If the Annuitant is a minor and there is a custodial arrangement under the Uniform Transfers (Gifts) to Minors Act, the Custodian’s signature is the only one required (Signature of Owner if other than Proposed Annuitant).

If the Owner is not the Annuitant and the Annuitant is not a minor, the Owner’s signature is the only one required (Signature of Owner if other than Proposed Annuitant).

If the annuity is being used to fund a qualified pension or profit sharing plan, the Trustee’s signature is the only one required (Signature of Owner if other than Proposed Annuitant).

IMPORTANT:  Make copies of the application and all forms related to this sale to keep in your customer account file.  These files are subject to periodic inspection by auditors.

Form AV400 (4/08)

Application for Insurance	Application No.

Proposed Annuitant

Name: Last, First Middle	Birthdate	Age	Social Security No./Tax ID	Sex ☐ M ☐ F
Home Address: Number & Street, City, State, and Zip			Marital Status	U.S.Citizen ☐ Y ☐ N
Home Telephone Number ( )	Work Telephone Number ( )	Present Occupation and Employer

Proposed Joint Annuitant (not available for qualified plans)

Name: Last, First Middle	Birthdate	Age	Social Security No./Tax ID	Sex ☐ M ☐ F
Home Address: Number & Street, City, State, and Zip			Marital Status	U.S.Citizen ☐ Y ☐ N
Home Telephone Number ( )	Work Telephone Number ( )	Present Occupation and Employer

Owner (Complete only if owner is other than the proposed annuitant or if the proposed annuitant is under age 15.)

Name: Last, First Middle	Relationship to Insured	Birthdate	Age
Billing Address: Number & Street, City, State, and Zip (Premium Notice will be sent to this address.)		Social Security No./Tax ID

Beneficiary (Beneficiaries will share and share alike or survivors unless otherwise designated.)

Right to change beneficiary reserved unless specifically requested.

Primary Beneficiary(ies): Last, First Middle	Social Security #	Home Address: Number & Street, City, State, and Zip	Relationship

Secondary Beneficiary(ies): Last, First Middle	Social Security #	Home Address: Number & Street, City, State, and Zip	Relationship

Replacement

Does Proposed Annuitant have other coverage or contract?	☐ Yes ☐ No
If yes, complete Notice of Replacement Form.

Is this intended to be a 1035 Exchange (Non-qualified annuities only)?	☐ Yes ☐ No

Home Office Endorsement   For Home Office Use Only

Home Office Endorsement Form 1080 is attached:  ☐ Yes   ☐  No

Form AV400 (4/08)	Southern Farm Bureau Life Insurance Company	Page 1

Plan Applied For:  Flexible Premium Deferred Variable Annuity

Initial Premium	(minimum $1,000)	Future Planned Premium:	(minimum $50)

Mode of Premium Payment:

☐ Single	☐ Annual	☐ Semiannual	☐ Monthly EFT	☐ Other

Will this policy be part of a qualified retirement plan? (if “yes,” indicate which type)            ☐ Yes         ☐ No

☐ TSA	☐ SEPP	☐ SIMPLE	☐ IRA	☐ Roth IRA	☐ Other (Describe)

Retirement Age	Cash With Application $

Special Requests

Net Premium Payments (as described in the prospectus) are to be allocated as follows:

*Use whole numbers only. Each allocation must be at least 10%.

Declared Interest Option	%
Fidelity
Fidelity VIP Contrafund Portfolio	%
Fidelity VIP Disciplined Small Cap Portfolio	%
Fidelity VIP Dynamic Capital Appreciation Portfolio	%
Fidelity VIP Equity-Income Portfolio	%
Fidelity VIP Growth Portfolio	%
Fidelity VIP High Income Portfolio	%
Fidelity VIP Index 500 Portfolio	%
Fidelity VIP Investment Grade Bond Portfolio	%
Fidelity VIP Mid Cap Portfolio	%
Fidelity VIP Overseas Portfolio	%
Fidelity VIP Value Strategies Portfolio	%
Franklin Templeton
Franklin Income Securities Fund	%
Franklin Rising Dividends Securities Fund	%
Franklin Small Cap Value Securities Fund	%
Franklin Small-Mid Cap Growth Securities Fund	%
Mutual Shares Securities Fund	%
Templeton Global Income Securities Fund	%
T. Rowe Price
T. Rowe Price Blue Chip Growth Portfolio	%
T. Rowe Price Equity Income Portfolio	%
T. Rowe Price Limited-Term Bond Portfolio	%
T. Rowe Price Personal Strategy Balanced Portfolio	%
T. Rowe Price Prime Reserve Portfolio	%
Total (must equal 100%)%

Net premiums will be initially allocated to the money market subaccount (T. Rowe Price Prime Reserve).  On the eleventh day following the policy date, we will transfer part or all of the accumulated value in the money market subaccount to the subaccounts or declared interest option in accordance with the premium allocation percentages shown above.

Telephone Transfer Privilege

I authorize transfers between the subaccounts upon instruction from any authorized person by telephone.  If neither box is checked, the telephone privilege will be provided.       ☐ Yes     ☐ No

The first 12 transfers in each policy year will be made without charge: subsequent transfers in a policy year will be assessed a transfer charge of $25.

We reserve the right to suspend telephone transfer privileges at any time. We reserve the right to require transfer requests in writing on a form acceptable to us. We reserve the right to require that transfer requests be transmitted by regular mail through the U.S. Postal Service.

Form AV400 (4/08)	Page 2

Agreement

The Proposed Annuitant and the Applicant state that the information in this application is true and complete to the best of their knowledge and belief. It is agreed that Southern Farm Bureau Life Insurance Company can investigate the truth and completeness of such information while the policy is contestable.

I/We acknowledge receipt of a current prospectus.  I/We understand that all payments and values provided by the contract may vary as to dollar amount to the extent they are based on the investment experience of the selected portfolio(s).  The accumulation values under the variable accumulation provisions of the contract being applied for are variable and are not guaranteed as to fixed dollar amounts.

Any check received with the application must be honored for payment when presented. Otherwise, the policy is void. At the time of policy delivery, the information given to Southern Farm Bureau Life Insurance Company must be true and complete without material change to the best of the Proposed Annuitant’s knowledge and belief. If all conditions of this paragraph are met, the policy will be effective as of its policy date.

By accepting the policy, the Owner agrees to the beneficiaries named, method of payment and corrections made. No change in plan, amount, or benefits may be made on the application unless the Owner agrees in writing. Only an Officer of the Company may make, modify, or discharge any annuity contract on its behalf. NO AGENT HAS THE AUTHORITY TO (A) MAKE OR MODIFY ANY CONTRACTUAL PROVISION; OR (B) WAIVE ANY OF THE COMPANY’S RIGHTS OR REQUIREMENTS.

Certification - Under Federal law, I am required to supply, and Southern Farm Bureau Life Insurance Company is required to obtain, my social security or taxpayer identification number. Penalties for failure to supply such a number include withholding a portion of interest otherwise payable to me. I hereby certify or affirm (under penalty of perjury as provided under Federal law) that the social security number or taxpayer identification number I am providing is correct and I am not currently subject to backup withholding.

Any policy issued on this application will be owned by Proposed Annuitant or the Owner if other than Proposed Annuitant.

Dated at

this day of , Year
Witnessed:	Signature of Proposed Annuitant (not required if a minor)

Agent	Signature of Owner if other than Proposed Annuitant

Signature of Parent or Guardian	Signature of Joint Annuitant

Form AV400 (4/08)	Page 3

Authorization Agreement for Preauthorized Payments

I have authorized                                                            Bank to honor electronic debit entries or drafts on my account by you to cover premium insuring                                                       . Such debit entries or drafts are to be charged to my account with said bank in the same manner as if they were personally drawn by me.

It is understood that such debit entry or draft shall constitute notice of premium due.  Should any debit entry or draft not be paid by said bank for any reason, then it is understood that this method of premium payment shall terminate and that premiums shall be payable annually directly to the Company.  It is also understood that the Company assumes no responsibility for bank charges on these draws.

Bank Name
Signature of Depositor/Premium Payor
Account Number	(If Corporate Payor, Signature of Appropriate Corporate Officer)

Is this bank account already being used for existing policies? ☐ Yes    ☐ No      If yes, list policy numbers _____________________

Form AV400 (4/08)	Page 4

Suitability/Account Record Information  (Must be completed by Owner or Other Person Providing Funds for Product.)

In the future, if you need to make a withdrawal, surrender your policy, notify the company of an address change, change your account record information or have operational or administrative questions, you should call our Variable Policy Administration toll free at 866-288-2172 or write to:

Southern Farm Bureau Life, Variable Policy Administration, P.O. Box 140, Jackson, MS 39205-0140.

If at anytime you desire to discuss changes in your investment option elections, we encourage you to contact your Agent/Registered Representative to discuss your investment profile.

1.	Name of Owner or Person Providing Funds	1. Annual Income
(Information below pertains to this person)	☐
under $25,000 state amount
☐ $ 25,000 - 49,999
2.	Physical Address	☐ $ 50,000 - 99,999
(Of owner or person providing funds, No P.O. Box)	☐ $100,000 - 249,999
☐ $250,000 - 499,999
City State Zip	☐ $500,000 - 999,999
☐ $1 million and over
Telephone
2. Estimated Net Worth (exclude car & home)
3.	Occupation	☐
(If retired, student, housewife, or other, please indicate.)	under $25,000 state amount
☐ $ 25,000 - 49,999
4.	Employer	☐ $ 50,000 - 99,999
(Previous employer if retired)	☐ $100,000 - 249,999
☐ $250,000 - 499,999
Physical Address	☐ $500,000 - 999,999
(No P.O. Box)	☐ $1 million and over

City State Zip	3.	Estimated Liquid
Net Worth
5.	Are you a registered or associated person with any NASD firm? ☐Yes ☐No	(include only cash and cash equivalents such as checking, savings and money market accounts and CDs)

If yes, name of firm

6.	Date of Birth (owner – MM/DD/YYYY)

7.	Total Household Income

8.	Tax Filing Status:	☐ Single	☐ Joint	☐ Partnership	☐ Corporation	☐ Non Taxable
☐ Head of Household	☐ Trust	☐ Other
9.	Federal Tax Bracket:
☐ 0-15%	☐ 25-28%	☐ 33-35%

10.	Number of Dependents

11.	Customer Identity Verification (Please check item of identification used.)
☐ Valid driver’s license	☐ Power of Attorney	☐ Other government issued photo ID
☐ Articles of incorporation	☐ Partnership agreement	Title of ID
☐ Trust agreement	☐ Valid passport	Country of Issuance of ID

Important Information About Procedures For Opening A Variable Product Account

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and report information that identifies each person who opens an account.

What this means to you: When you apply for a variable product, we will ask for your name, address, date of birth and other information that will allow us to identify you. We may also ask to see your driver’s license or other identifying documents.

Form AV400 (4/08)	Page 5

Suitability/Account Record Information (continued)

1.	Financial Objective: Check all that apply.
	☐	Preservation – Focus on preservation of principal; limited exposure to market volatility; has a shorter-term time horizon.

	☐	Income – Desire for income stream with some growth to hedge against inflation.

	☐	Growth and Income – Needing growth of capital to protect from inflation and income to meet financial needs; seeks stability in volatile markets.

	☐	Growth – Focus on growth of assets with income a secondary objective; recognizes need for diversification and can tolerate short-term volatility.

	☐	Aggressive Growth – Focus on growth of assets with a long-term time horizon; willing to tolerate market volatility for greater growth potential; income for diversification purposes only.

2.	Source of Funds For This Product: Check all that apply.
	☐ CDs	☐ Sale of Real or Personal Property	☐ Current Income	☐ Investments
	☐ Savings Acct.	☐ Policy Cash Value, Dividend or Loan*	☐ Policy Surrender *	☐ Variable Annuity *
	☐ Mutual Funds*	☐ Fixed Annuity *	☐ Retirement Plans *	☐ Universal Life *
	☐ Stocks /Bonds	☐ Variable Life *	☐ Other
*A “Switch /Financing Disclosure Form” must be completed and submitted with this application.

3.	Time Horizon: Check one.
	☐ Short Term (< 5 years)	☐ Medium Term (5 to 10 years)	☐ Long Term (> 10 years)

4.	Prior Investment Experience:
Years of Experience

5.	Investment Vehicles: Check all in which you have personal investment experience.
	☐ Annuities	☐ Stocks	☐ Bonds	☐ CD	☐ Options/Futures	☐ Mutual Funds	☐ Limited Partnerships	☐ Other

6.	Risk Tolerance Portfolio: Check one.
	☐ 1 - Conservative	☐ 2 – Moderate Conservative			☐ 3 – Moderate	☐ 4 – Moderate Aggressive	☐ 5 – Aggressive

7.	Risk Tolerance Scores: Time Horizon Risk Aversion

Dated at                                                                                    this            day of                                             Year

Witnessed by:

Signature of Agent/Registered Representative	Signature of Owner or Other Person Providing Funds for Product

Owner/Other Person initial if an illustration	Signature of Joint Owner or Other Person Providing Funds for Product
was demonstrated or provided.

Signature of Principal Reviewing and Approving Application

Registered Representative Information

Does Proposed Annuitant have existing life insurance policies or annuity contracts?  ☐ Yes   ☐ No       If yes, complete Notice of Replacement Form.

Print Name of Agent/Registered Representative	Phone	Date

Agent Code County Code	Branch or Agency Address

Signature of Agent/Registered Representative	City State Zip

Farm Bureau Membership Information:

Member#	Member Name	Relationship to Member	Date Membership Expires

Form AV400 (4/08)	Page 6

IMPORTANT NOTICE:

REPLACEMENT OF LIFE INSURANCE OR ANNUITIES

This document must be signed by the applicant and the agent,

and a copy left with the applicant.

You are contemplating the purchase of a life insurance policy or annuity contract.  In some cases this purchase may involve discontinuing or changing an existing policy or contract.  If so, a replacement is occurring.  Financed purchases are also considered replacements.

A replacement occurs when a new policy or contract is purchased and, in connection with the sale, you discontinue making premium payments on the existing policy or contract, or an existing policy or contract is surrendered, forfeited, assigned to the replacing insurer, or otherwise terminated or used in a financed purchase.

A financed purchase occurs when the purchase of a new life insurance policy involves the use of funds obtained by the withdrawal or surrender of or by borrowing some or all of the policy values, including accumulated dividends, of an existing policy, to pay all or part of any premium or payment due on the new policy.  A financed purchase is a replacement.

You should carefully consider whether a replacement is in your best interests.  You will pay acquisition costs and there may be surrender costs deducted from your policy or contract.  You may be able to make changes to your existing policy or contract to meet your insurance needs at less cost.  A financed purchase will reduce the value of your existing policy and may reduce the amount paid upon the death of the insured.

We want you to understand the effects of replacements before you make your purchase decision and ask that you answer the following questions and consider the questions on the back of this form.

1.               Are you considering discontinuing making premium payments, surrendering, forfeiting, assigning to the insurer, or otherwise terminating your existing policy or contract?       YES       NO

2.               Are you considering using funds from your existing policies or contracts to pay premiums due on the new policy or contract?
      YES       NO

If you answered “Yes” to either of the above questions, list each existing policy or contract you are contemplating replacing (include the name of the insurer, the insured or annuitant, and the policy or contract number if available) and whether each policy or contract will be replaced or used as a source of financing:

INSURER	CONTRACT OR	INSURED OR	REPLACED (R) OR
NAME	POLICY #	ANNUITANT	FINANCING (F)

1. ____________________________________________________________________________________________________________

2. ____________________________________________________________________________________________________________

3. ____________________________________________________________________________________________________________

Make sure you know the facts.  Contact your existing company or its agent for information about the old policy or contract. (If you request one, an in-force illustration, policy summary or available disclosure documents must be sent to you by the existing insurer.) Ask for and retain all sales material used by the agent in the sales presentation.  Be sure that you are making an informed decision.

The existing policy or contract is being replaced because                                                                   .

I certify that the responses herein are, to the best of my knowledge, accurate:

Applicant’s Signature and Printed name	Date

Agent’s Signature and Printed name	Date

I do not want this notice read aloud to me.          (Applicants must initial only if they do not want the notice read aloud.)

Form X801 (03/01)	RETURN TO HOME OFFICE

A replacement may not be in your best interest, or your decision could be a good one.  You should make a careful comparison of the costs and benefits of your existing policy or contract and the proposed policy or contract.  One way to do this is to ask the company or agent that sold you your existing policy or contract to provide you with information concerning your existing policy or contract.  This may include an illustration of how your existing policy or contract is working now and how it would perform in the future based on certain assumptions.  Illustrations should not, however, be used as a sole basis to compare policies or contracts.  You should discuss the following with your agent to determine whether replacement or financing your purchase makes sense:

PREMIUMS:	Are they affordable? Could they change? You’re older - are premiums higher for the proposed new policy? How long will you have to pay premiums on the new policy? On the old policy?

POLICY VALUES:

New policies usually take longer to build cash values and to pay dividends.
Acquisition costs for the old policy may have been paid, you will incur costs for the new one.
What surrender charges do the policies have?
What expense and sales charges will you pay on the new policy?
Does the new policy provide more insurance coverage?

INSURABILITY:

If your health has changed since you bought your old policy, the new one could cost you more, or you could be turned down.
You may need a medical exam for a new policy.
(Claims on most new policies for up to the first two years can be denied based on inaccurate statements. Suicide limitations may begin anew on the new coverage.)

IF YOU ARE KEEPING THE OLD POLICY AS WELL AS THE NEW POLICY:

How are premiums for both policies being paid?
How will the premiums on your existing policy be affected?
Will a loan be deducted from death benefits?
What values from the old policy are being used to pay premiums?

IF YOU ARE SURRENDERING AN ANNUITY OR INTEREST SENSITIVE LIFE PRODUCT:
Will you pay surrender charges on your old contract? What are the interest rate guarantees for the new contract? Have you compared the contract charges or other policy expenses?

OTHER ISSUES TO CONSIDER FOR ALL TRANSACTIONS:

What are the tax consequences of buying the new policy?
Is this a tax-free exchange? (see your tax advisor)
Is there a benefit from favorable “grandfathered” treatment of the old policy under the federal tax code?
Will the existing insurer be willing to modify the old policy?
How does the quality and financial stability of the new company compare with your existing company?

Form X801 (03/01)	RETURN TO HOME OFFICE

IMPORTANT NOTICE:

REPLACEMENT OF LIFE INSURANCE OR ANNUITIES

This document must be signed by the applicant and the agent,

and a copy left with the applicant.

You are contemplating the purchase of a life insurance policy or annuity contract.  In some cases this purchase may involve discontinuing or changing an existing policy or contract.  If so, a replacement is occurring.  Financed purchases are also considered replacements.

A replacement occurs when a new policy or contract is purchased and, in connection with the sale, you discontinue making premium payments on the existing policy or contract, or an existing policy or contract is surrendered, forfeited, assigned to the replacing insurer, or otherwise terminated or used in a financed purchase.

A financed purchase occurs when the purchase of a new life insurance policy involves the use of funds obtained by the withdrawal or surrender of or by borrowing some or all of the policy values, including accumulated dividends, of an existing policy, to pay all or part of any premium or payment due on the new policy.  A financed purchase is a replacement.

You should carefully consider whether a replacement is in your best interests.  You will pay acquisition costs and there may be surrender costs deducted from your policy or contract.  You may be able to make changes to your existing policy or contract to meet your insurance needs at less cost.  A financed purchase will reduce the value of your existing policy and may reduce the amount paid upon the death of the insured.

We want you to understand the effects of replacements before you make your purchase decision and ask that you answer the following questions and consider the questions on the back of this form.

1.               Are you considering discontinuing making premium payments, surrendering, forfeiting, assigning to the insurer, or otherwise terminating your existing policy or contract?       YES       NO

2.               Are you considering using funds from your existing policies or contracts to pay premiums due on the new policy or contract?
      YES       NO

If you answered “Yes” to either of the above questions, list each existing policy or contract you are contemplating replacing (include the name of the insurer, the insured or annuitant, and the policy or contract number if available) and whether each policy or contract will be replaced or used as a source of financing:

INSURER	CONTRACT OR	INSURED OR	REPLACED (R) OR
NAME	POLICY #	ANNUITANT	FINANCING (F)

1. ____________________________________________________________________________________________________________

2. ____________________________________________________________________________________________________________

3. ____________________________________________________________________________________________________________

Make sure you know the facts.  Contact your existing company or its agent for information about the old policy or contract. (If you request one, an in-force illustration, policy summary or available disclosure documents must be sent to you by the existing insurer.) Ask for and retain all sales material used by the agent in the sales presentation.  Be sure that you are making an informed decision.

The existing policy or contract is being replaced because                                                                   .

I certify that the responses herein are, to the best of my knowledge, accurate:

Applicant’s Signature and Printed name	Date

Agent’s Signature and Printed name	Date

I do not want this notice read aloud to me.          (Applicants must initial only if they do not want the notice read aloud.)

Form X801 (03/01)	APPLICANT’S COPY

A replacement may not be in your best interest, or your decision could be a good one.  You should make a careful comparison of the costs and benefits of your existing policy or contract and the proposed policy or contract.  One way to do this is to ask the company or agent that sold you your existing policy or contract to provide you with information concerning your existing policy or contract.  This may include an illustration of how your existing policy or contract is working now and how it would perform in the future based on certain assumptions.  Illustrations should not, however, be used as a sole basis to compare policies or contracts.  You should discuss the following with your agent to determine whether replacement or financing your purchase makes sense:

PREMIUMS:	Are they affordable? Could they change? You’re older - are premiums higher for the proposed new policy? How long will you have to pay premiums on the new policy? On the old policy?

POLICY VALUES:

New policies usually take longer to build cash values and to pay dividends.
Acquisition costs for the old policy may have been paid, you will incur costs for the new one.
What surrender charges do the policies have?
What expense and sales charges will you pay on the new policy?
Does the new policy provide more insurance coverage?

INSURABILITY:

If your health has changed since you bought your old policy, the new one could cost you more, or you could be turned down.
You may need a medical exam for a new policy.
(Claims on most new policies for up to the first two years can be denied based on inaccurate statements. Suicide limitations may begin anew on the new coverage.)

IF YOU ARE KEEPING THE OLD POLICY AS WELL AS THE NEW POLICY:

How are premiums for both policies being paid?
How will the premiums on your existing policy be affected?
Will a loan be deducted from death benefits?
What values from the old policy are being used to pay premiums?

IF YOU ARE SURRENDERING AN ANNUITY OR INTEREST SENSITIVE LIFE PRODUCT:
Will you pay surrender charges on your old contract? What are the interest rate guarantees for the new contract? Have you compared the contract charges or other policy expenses?

OTHER ISSUES TO CONSIDER FOR ALL TRANSACTIONS:

What are the tax consequences of buying the new policy?
Is this a tax-free exchange? (see your tax advisor)
Is there a benefit from favorable “grandfathered” treatment of the old policy under the federal tax code?
Will the existing insurer be willing to modify the old policy?
How does the quality and financial stability of the new company compare with your existing company?

Form X801 (03/01)	APPLICANT’S COPY